Exhibit 10.54

Harper Petersen & Co.
ship brokers since 1943	1st ORIGINAL

Time Charter
GOVERNMENT FORM
Approved by the New York Produce Exchange
November 6th, 1913—Amended October 20th, 1921; August 6th, 1931; October 3rd, 1946

This Charter Party, made and concluded in Hamburg, 23th day of September ~~19~~ 2015 Between Sechsundvierzlgste “Michel” Schiffarts GmbH & Co.KG c/o E.R. Schiffahrt GmbH & Cie. KG, Hohe Bleichen 12, 20354 Hamburg Owners of the good Liberian ~~Steamship/~~Motorship “E.R. Bavaria” ~~of           of           tons gross register, and           tons net register, having engines of           indicated horse power and with hull, machinery and equipment in a thoroughly efficient state, and classed          at           of about           cubic feet bale capacity, and about          tons of 2240 lbs. deadweight capacity (cargo and bunkers, including fresh water and stores not exceeding one and one half percent of ship’s deadweight capacity, allowing a minimum of fifty tons) on a draft of          feet           inches on          Summer freeboard, inclusive of permanent bunkers, which are of the capacity of about          tons of fuel, and capable of steaming, fully laden, under good weather conditions about          knots on a consumption of about           tons of best Welsh coal best grade fuel oil best grade Diesel oil,~~ now trading and Messrs. Oldendorff Carriers GmbH & Co. KG Charterers of the City of Lübeck.

Witnesseth, That the said Owners agree to let, and the said Charterers agree to hire the said vessel, from the time of delivery, for about (see Clause 34) within below mentioned trading limits.

Charterers to have liberty to sublet the vessel for all or any part of the time covered by this Charter, but Charterers remaining responsible for the fulfillment of this Charter Party.

Vessel to be placed at the disposal of the Charterers, at (see Clause 33)

~~in such deck or at such wharf or place (where she may safely lie, always afloat, at all times of tide, except as otherwise provided in clause No. 6), as the Charterers may direct. If such deck, wharf or place be not available time to count as provided for in clause No. 5.~~ Vessel on her arrival at first loading port ~~delivery~~ to be ready ~~to receive cargo with clean swept holds~~ and tight, staunch, strong and in every way fitted for the service, having water ballast, ~~winches and donkey boiler with sufficient steam power, or if not equipped with donkey boiler, then other power sufficient to run all the winches at one and the same time~~ (and with full complement of officers, seamen, engineers ~~and fireman~~ for a vessel of her tonnage), to be employed, in carrying lawful merchandise, ~~including petroleum or its products, in proper containers,~~ excluding             (see Clause 35), ~~vessel is not to be employed in the carriage of Live Stock, but Charterers are to have the privilege of shipping a email number on deck at their risk, all necessary fittings and other requirements to be for account of Charterers), in such lawful trades, between safe port and/or ports in British North America, and/or United States of America, and/or West Indies, and/or Central America, and/or Caribbean Sea, and/or Gulf of Mexico, and/or Mexico, and/or South America              and/or Europe and/or Africa, and/or Asia, and/or Australia, and/or Tasmania, and/or New Zealand, but excluding Magdalena River, River St. Lawrence between October 31st and May 15th, Hudson Bay and all unsafe ports; also excluding, when out of season, White Sea, Black Sea and the Baltic,~~ trading always afloat via safe anchorage(s), safe berth(s), safe port(s) - see Clause 33A as the Charterers or their Agents shall direct, on the following conditions:

1. That whilst on hire the Owners shall provide and pay for all provisions, wages and consular shipping and discharging fees of the Crew; shall pay for the insurance of the vessel, also for all the cabin, deck, engine-room and other necessary stores, including boiler water and domestic water, lubricating oil, garbage removal ordered by the vessel and and maintain her class and seaworthiness and keep the vessel in a thoroughly efficient state in hull, holds and hatchcovers, machinery and equipment with all certificates necessary to comply with current requirements at all ports of calls and canals for ~~and during~~ the service and all times during the currency of this Charter. See also rider clauses.

2. That whilst on hire the Charterers shall provide and pay for all the fuel except as otherwise agreed, Port Charges, customary Pilotages including Canal / Skaw, Dardanelles, Bosphorus, Great Barrier Reef and Torres Strait, Great Belt, Magellan, Agencies, launches on Charterers’ business for clearance and cargo purpose only, Commissions, compulsory garbage removal, Consular Charges (except those pertaining to the Crew and flag), and all other usual expenses except those before stated, but when the vessel puts into a port for causes for which Owners are ~~vessel is~~ responsible, then all such charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crew to be for Owners account. Fumigations ordered because of cargoes carried or ports visited while vessel is employed under this charter to be for Charterers account. ~~All other fumigation to be for Charteres account after vessel has been on charter for a continuous period of six months or more.~~ (See Clause 56).

Charterers are to provide necessary dunnage and shifting boards, also any extra fittings requisite for a special trade or unusual cargo, but Owners to allow them the use of any dunnage and shifting boards already aboard vessel. Charterers to have the privilege of using shifting boards for dunnage, they making good any damage thereto.

~~3. That the Charterers, at the port of delivery, and the Owners, at the port of re delivery, shall take over and pay for all fuel remaining on board the vessel at the current prices in the respective ports, the vessel to be delivered with not less than             tons and not more than             tons and to be re delivered with not less than             tons and not more than       tons.~~

4. That the Charterers shall pay for the use and hire of the said Vessel at the rate of (see Clause 37)

             ~~United States Currency per ton on vessel’s total deadweight carrying capacity, including bunkers and stores, on              summer freeboard, per Calender Month~~, commencing on and from the day of her delivery, as aforesaid, and at and after the same rate for any part of a month; hire to continue until the hour of the day of her re-delivery in like good order and condition, ordinary wear tear excepted, to the Owners (unless lost) at (See Clause 33)

unless otherwise mutually agreed. ~~Charterers are to give Owners not less than           days notice of vessels expected date of re-delivery, and probable port.~~ (See Clause 33).

5. Payment of said hire to be made (see Clause 37) ~~in New York~~ in cash in United Sates Currency, ~~semi-monthly~~ every 15 days in advance, and for the last 15 days ~~half month~~ or part of same the approximate amount of hire, and should same not cover the actual time, hire is to few paid for the balance day by day, as it becomes due, if so required by Owners, unless bank guarantee or deposit is made by the Charterers, otherwise failing the punctual and regular payment of the hire, or bank guarantee, or on any fundamental breach of this Charter Party, the Owners shall be at liberty to withdraw the vessel from the service of the Charterers, without prejudice to any claim they (the Owners) may otherwise have on the Charterers. Time to count as from vessel’s delivery ~~7 a.m. on the working day following that on which written notice of readiness has been given to Charterers or their Agents before 4p.m., but if required by Charterers, they to have the privilege of using vessel at once, such time used to count as hire.~~

This document is a computer generated NYPE 46 form printed by BIMCO’s idea. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original printed NYPE 1946 document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original printed NYPE 1946 document and this computer generate document.

1st ORIGINAL

Cash for vessel’s ordinary disbursements at any port may be advanced as required by the Captain and authorized by the Owners, by the Charterers or their Agents, subject to 2½% commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.

6. That the cargo or cargoes be laden and/or discharged in any safe dock or at any safe wharf or safe place that Charterers or their Agents may direct, provided the vessel can safely lie always afloat at any time of tide, ~~except at such please where it is customary for similar size vessels to safely lie aground.~~

7. That the whole reach of the Vessel’s Hold, ~~Desks~~, and usual places of loading (not more than she can reasonably stow and carry), also accommodations for Supercargo, if carried, shall be at the Charterers’ disposal, reserving only proper and sufficient space for Ship’s officers, crew, tackle, apparel, furniture, provisions, stores and fuel. ~~Charterers have the privilege of passengers as far as accommodations allow, Charterers payng Owners            per day per passenger for accommodations and meals. However, it is agreed that in case any fines or extra expenses are incurred in the consequences of the carriage of passengers, Charterers are to bear such risk and expense.~~

8. That the Captain shall prosecute his voyages with the utmost despatch, and shall render all customary assistance with ship’s crew and boats. The Captain (although appointed by the Owners), shall be under the orders and directions of the Charterers as regards employment and agency, and Charterers are to load, stow, and trim, lash, secure, dunnage and discharge the cargo at their expense under the supervision and direction of the Captain, who is to sign or is to authorize Chartereres to sign Bills Lading for cargo as presented, in conformity with Mate’s ~~or Tally Clerk’s~~ receipts.

9. That if the Charterers shall have reason to be dissatisfied with the conduct or performance of the Captain, Officers, or Engineers, ~~the Owners shall on receiving particular of the complaint, investigate the same, and, if necessary~~, Owners to investigate and make a change in the appointments if necessary. (See Clause 47).

10. That the Charterers shall have permission to appoint a Supercargo, who shall accompany the vessel at his own risk and Owners to be released from any responsibility therefrom and see that voyages are prosecuted with the utmost dispatch. He is to be furnished with free accommodation, and same fare as provided for Captain’s table. Charterers paying at the rate of ~~$1.00~~ US$20.00 per day. Owners to victual Pilots and Customs Officers, and also, when authorized by Charterers or their Agents, to victual Tally Clerks, Stevedore’s Foreman, etc., ~~Charterers paying at the current rate per meal, for all such viotualling~~ See Clause 58.

11. That the Charterers shall furnish the Captain from time to time with all requisite instructions and sailing directions, in writing, and/or telecommunication but same to be always reconfirmed in writing, and the Captain shall keep a full and correct Log of the voyage or voyages, which are to be patent to the Charterers or their Agents, and furnish the Charterers, their Agents or Supercargo, when required, with a true copy of daily Logs in English, showing the course of the vessel and distance run the consumption of fuel. The Captain shall be conversant with and use the English language. The Captain to properly fill in and return all forms furnished by Charterers.

12. That the Captain shall use diligence in caring for the natural ventilation of the cargo.

~~13. That the Charterers shall have the option of continuing this charter for a further period of               on giving written notice thereof to the Owners or their Agents              days previous to the expiration of the first named term, or any declared option.~~

14. ~~That if required by Charterers, :~~   Time not to commence before 0001 hours local time 27th September 2015 and should vessel not have given written notice of readiness on or before 2359 hours local time 27th September 2015 ~~but not later than 4 p.m.~~ Charterers or their Agents to have the option of canceling this Charter at any time not late than the day of vessel’s readiness. Owners to give Charterers daily notice of expected delivery.

15. That in the event of the loss of time from deficiency and/or default of men including strike of Officers and/or crew or deficiency of men or stores, fire, breakdown-or damages to hull, machinery or equipment, grounding, detention by average accidents to ship or cargo, drydocking ~~for the purpose of examination or painting bottom~~, or by any other cause preventing the full use and disposition ~~working~~ of the vessel, the payment of hire shall cease for the time thereby actually lost; and if upon the voyage the speed by reduced by defect in or breakdown of the part of her hull, machinery or equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expensed shall be deducted from the hire. Same always to be properly documented by proper evidence. See also Rider Clauses.

16. That should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once. The act of God, enemies, fire, restraint of Princes, Rulers and People, and all dangers and accidents of the Seas, Rivers, Machinery, ~~Boilers and Steam Navigation~~, and errors of Navigation throughout this Charter Party, always mutually excepted.

The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.

17. That should any dispute arise between Owners and the Charterers, see Clause 69, ~~the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them, shall be final, and for the purpose of enforcing any award, this agreement may be made a rule of the Court. The Arbitrators shall be commercial men.~~

18. That the Owners shall have a lien upon all cargoes, and all sub-freights/sub-hires for any amounts due under this Charter, including General Average contributions, and the Charterers to have a lien on the Ship for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the owners in the vessel.

19. That all derelicts and salvage shall be for Owners’ and Charterers’ equal benefit after deducting Owners’ and Charterers’ expenses and Crew’s proportion. General Average shall be adjusted, stated and settled, according to ~~Rules 1 to 15, inclusive, 17 to 22, inclusve and Rule F of~~ York-Antwerp Rules 1994 and latest amendments at London ~~1924, at such part or place in the United States as may be selected by the carrier, and as to matters not provided for by these Rules, according to the laws and usage at the port of New York. In such adjustment disbursements in foreign currencies shall be exchanged into United States money at the rate prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or bond and such additional security, as may be required by the carrier, must be furnished before delivery of the goods. Such cash deposit as the carrier or his agents may deem sufficient as additional security for the contribution of the goods and for any salvage and special charges thereon, shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery. Such deposit shall, at the option of the carrier, be payable in United Sates money and be remitted to the adjustor. When so remitted the deposit shall be held in a special account at the place of adjustment in the name of adjuster pending settlement of the General Average and refunds or credit balances, if any, shall be paid in United Sates money.~~

This document is a computer generated NYPE 46 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document. This document is a computer generated NYPE 46 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

1st ORIGINAL

~~In the event of accident, danger, damage, or disaster, before or after commencement of the voyage resulting from any cause whatsoever whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible, by statute, contract, or otherwise, the goods, the shipper and the consignee, jointly and severally, shall contribute with the carrier in general average to the payment of any sacrifices, losses, or expenses of a general average nature that may be made or incurred, and shall pay salvage and special charges incurred in respect of the goods. If a salving ship owned or operated by the carrier, salvage shall be paid for as fully and in the same manner as if such salving ship of ships belonged to strangers.~~

Provisions as to General Average in accordance with the above are to be included in all bills of lading issued hereunder. Hire not to contribute to General Average.

~~20. Fuel used by the vessel while off hire, also for cooking, condensing water, or for grates and stoves to be agreed to as to quantity, and the cost of replacing same, to be allowed by Owners.~~

~~21. That as the vessel may be from time to time employed in tropical waters during the term of this Charter, Vessel is to be docked at a convenient place, bottom cleaned and painted whenever Charterers and Captain think necessary, at least once in every six months, reckoning from time of last painting, and payment of the hire to be suspended until she is again in proper state for the service.~~

Owners have no option to put the vessel to drydock except emergency cases during Charter period.

Owners have the option to perform routine maintenance to machineries not on dry dock. (See further Clause 43)

~~22. Owners shall maintain the gear of the ship as fitted, providing gear (for all derricks) capable of handling lifts up to three tons, also providing ropes, falls, slings and blocks. If vessel is fitted with derricks capable of handling heavier lifts, Owners are to provide necessary gear for same, otherwise equipment and gear for heavier lifts shall be for Charterers’ account.~~ Owners also to provide on the vessel lights as on board sufficient for working all holds simultaneously ~~lanterns and oil~~ for night work, free of expenses to Charterers ~~and vessel to give use of electric light when so fitted, but any additional lights over those on board to be at Charterers’ expense. The Charterers to have the use of any gear on board the vessel.~~

23. Vessel to work night and day,  ~~if required by Charterers, and all winches to be at Charterers’ disposal during loading and discharging; steamer to provide one winchman per hatch to work winches day and night, as required, Charterers agreeing to pay officers, engineers, winehmen, deek hands an donkeymen for overtime work done in accordance with the working hours and rates stated in the ship’s articles. If the rules of the port, or labor unions, prevent crew from driving winches, share Winchmen to be paid by Charterers. In the event of a disabled winch or winches, or insufficient power to operate winches, Owners to pay for shore engine, or engines, in lieu thereof, if required, and pay any loss of time occasioned thereby.~~

24. See Clause 41 H. ~~It is also mutually agreed that this Charter is subject to all the terms and provisions of and all the exemptions from liability contained in the Act of Congress of the United States approved on the 13th day of February, 1893, and entitled “An Act relating to Navigation of Vessels; etc.,” in respect of all cargo shipped under this charter to or from the United States of America. It is further subject to the following clauses, both of which are to be included in all bills of lading issued hereunder:~~

~~U.S.A. Clause Paramount~~

~~This bill of lading shall have effect subject to the provisions of the Carriage of Goods by Sea Act of the United States, approved April 16, 1936, which shall be deemed to be incorporated herein, and nothing herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said Act. If any term of this bill lading be repugnant to said Act to any extent, such term shall be void to that extent, but no further.~~

~~Both a Blame Collision Clause~~

~~If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the Carrier in the navigation or in the management of the ship, the owners of the goods carried hereunder will identify the Carrier against all loss or liability to the other or non carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non-carrying ship or her owners to the owners of said goods and set off, recouped or recovered by the other or non carrying ship or her owners as part of their claim against the carrying ship or carrier.~~

25. The vessel shall not be required to enter any ice-bound port, or any port where lights or light-ships have or are about to be withdrawn by reason of ice, or where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter the port or to get out after having completed loading or discharging. Vessel never to be ordered to force ice nor to follow ice breakers.

26. Nothing herein stated is to be construed as a demise of the vessel to the Time Charterers. The owners to remain responsible for the navigation of the vessel, acts of pilots and tugboats, insurance crew, and all other matters, same as when trading for their own account.

27. A commission of 1.25 ~~2½~~ per cent is payable by the Vessel and Owners to Harper Petersen & Co. Hamburg on hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.

28. An address commission of 3.75 ~~2½~~ per cent payable to Charterers on the hire earned and paid under this Charter.

Additional Clauses nos. 29 to 108, as attached hereto, are deemed to be fully incorporated in this Charter Party.

THE OWNERS:	THE CharterERS:

This document is a computer generated NYPE 46 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document. This document is a computer generated NYPE 46 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

1st ORIGINAL

~~By cable authority from~~

~~The original Charter Party in our possession.~~	~~As For Owners~~

~~BROKERS.~~

This document is a computer generated NYPE 46 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document. This document is a computer generated NYPE 46 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 29 - Vessel’s description

Main Particulars

Main vessel details

Vessels	E.R. BAVARIA
Flag	Liberia
IMO number	9519066

Built	2010
Call sign	A8SZ3

Type	Gearless Capesize Bulk Carrier

Yard	Hyundai Heavy Industries, Gunsan Hyundai Samho Heavy Industries

Deadweight	abt. 157,702 mt at 16.50 m (design), TPC 123,8
abt. 178,838 mt at 18.20 m (scantl,/summer), TPC 124,7

Tonnage	International GT/NT	93,186/59,500
	Suez GT/NT	93,368.28/86,751.00

Length over all	291.96 m
Length b. perpendiculars	283.49 m
Beam (moulded)	45.00 m
Depth (moulded)	24.70 m
Draft (scantling)	18.20 m
Draft (design)	16.50 m

Class

Germanischer Lloyd

+100 A5 CSR ESP IW BWM [30t] Bulk Carrier, BC-A {Hold 2,4,6 and 8 may be empty}

+ MC AUT CM-PS

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1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Cargo Details

Holds / Hatches

Holds / Hatches: 9

Hatch size (L x B):	No. 1: 14.56 m x 16.88 m
No. 2-8: 15.60 m x 20.20 m
No. 9: 15,60 m x 16,88 m

Capacity:		Grain Space
	Hold No. 1	19,198.0 m3
	Hold No. 2	22,779.9 m3
	Hold No. 3	22,918.6 m3
	Hold No. 4	22,938.3 m3
	Hold No. 5	22,908.8 m3
	Hold No. 6	22,894.9 m3
	Hold No. 7	22,958.2 m3
	Hold No. 8	22,656.2 m3
	Hold No. 9	20,913.1 m3

	Total	200,166.0 m3

Tanktop strength:	Maximum allowable load
	Hold No. 1	:	38.1 mt/m2
	Hold No. 3/5/7	:	38.9 mt/m2
	Hold No. 2/4/6	:	23.8 mt/m2
	Hold No. 8	:	23.7 mt/m2
	Hold No. 9	:	39.6 mt/m2

Hatch cover type:	Weather tight, side rolling type, operated by hydraulic motor with chain mechanism. Manual quick acting cleat.
Each hatch cover is divided into two panels with meeting joints at vessel’s centreline.
The hatch cover for No.6 floodable hold is strengthened against water movement in fully filled condition.
Helicopter landing area is marked on No.6 cargo hatch.
Hatch cover is desiged as to be able to operate under vessel’s condition of upto 3 degrees heel and 2 degrees trim.

Cargo loading on hatch covers not to be considered.

Ballasting capacity

Ballasting / deballasting capacity: 2,500 m3/h at 30 mTH.

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1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Propulsion & Bunkers

Speed / Consumption

Based on a clean smooth bottom, even keel, deep sea, wind max Beaufort 4, max Douglas sea state 3. Consumption is based on fuel with net calorific value of 40.600 kJ/kg

Laden abt. 11.0 knots on about 41.4 mts HFO
abt. 11.5 knots on about 42.1 mts HFO
abt. 12.0 knots on about 45.1 mts HFO
abt. 12.5 knots on about 48.1 mts HFO
abt. 13.0 knots on about 50.7 mts HFO
abt. 13.5 knots on about 52.9 mts HFO
abt. 14.0 knots on about 57.2 mts HFO

In ballast	abt. 11.0 knots on about 29.0 mts HFO
abt. 11.5 knots on about 31.6 mts HFO
abt. 12.0 knots on about 34.4 mts HFO
abt. 12.5 knots on about 37.4 mts HFO
abt. 13.0 knots on about 40.1 mts HFO
abt. 13.5 knots on about 41.4 mts HFO
abt. 14.0 knots on about 44.9 mts HFO

The vessels may be operated at reduced NCR of minimum approximately 20% subject to an increase of the engine load to a level above the cut-in point of the auxiliary blowers
(about 50% NCR) every 3 days for about 2 hours.

Slow steaming/eco-figures
To be understood as guidance only and strictly without guarantee

Laden	abt. 8.5 knots on about 29.2 mts HFO
abt. 9.0 knots on about 31.5 mts HFO
abt. 9.5 knots on about 34.0 mts HFO
abt. 10.0 knots on about 36.5 mts HFO
abt. 10.5 knots on about 39.1 mts HFO

In ballast	abt. 8.5 knots on about 18.9 mts HFO
abt. 9.0 knots on about 20.7 mts HFO
abt. 9.5 knots on about 22.6 mts HFO
abt. 10.0 knots on about 24.8 mts HFO
abt. 10.5 knots on about 27.0 mts HFO
Port Consumption:	Idle:	abt. 3.1 mts HFO
	Working:	abt. 6.7 mts HFO

All consumption figures are based on maximum 2% sludge content.

Fuel oil specification

Charterers shall only supply suitable fuels as per following specification to enable main propulsion and auxiliary

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1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

machinery to operate efficiently and without harmful effects. Fuels to be mineral based products of stable and homogeneous nature, complying with current CIMAC recommendations and ISO standard 8217:2010(E) or any subsequent amendments thereof, and shall not contain waste lubricants, tar oil, inorganic acids, chemicals or any other harmful substances.

Heavy Fuel Oil:	RMH 380, with CCAI (calculated carbon aromaticity index)
maximum 860 (ignition reality)

Marine Diesel Oil:	DMB*

*US west coast or EU:
ISO 8217:2010 Class DMA or DMB
Sulphur content ≤ 0,10% (ISO 8754)
Viscosity ≥ 4 cSt @ 40ºC (ISO 3104)

Sludge removal, to be effected during loading and/or discharging operations in Charterers’ time and expenses.

Charterers shall provide 50 mt of MDO during sea passages for operation of auxiliaries/generators in case of emergency. Engines
Main Engine:	Type:	Hyundai B&W Type 6S70MC-C7
	MCR:	18,660 kW x 91.0 RPM
	NCR:	15,861 kW x 86.2 RPM

Power Supply:	3 Diesel Generators	730kW each
	1 Emergency Diesel	130kW

Tank capacities

High Sulphur Fuel Oil:	3,993.5 – 4,010.1 m3	(100%, incl. settling and service tanks)
Low Sulphur Fuel Oil:	1,321.7 m3	(100%, incl. settling and service tanks)
Diesel oil:	533.8 m3	(100%, incl. service and low sulphur MDO tanks)
Fresh water:	445.4 m3	(100%)
Ballast capacity:	76,237.8 m3	(100%, incl. heavy weather ballast hold No. 6)
	22,894.9 m3	(100%, excl. heavy weather ballast hold No. 6)

Others

Fittings

CO2 Fitted:		No
WWF/Australian hold latter fitted:	Yes
Cement Holes on hatch covers:	No
Fitted for Suez Canal transit:		Yes
Vessel is suitable for grab discharge:		Yes

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1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

All details about.

A) OWNERS GUARANTEE VSL IS AND WILL REMAIN TO BE RIGHTSHIP APPROVED THROUGHOUT THE CHARTER.

* Owners confirm vessel is and will remain Rightship rated throughout the charter.

(We understand our ships do currently have highest rating)

B) OWNERS GUARANTEE VESSEL IS NOT BLACKLISTED IN AUSTRALIA TRADING WITH AHL/ITF/WWF IN GOOD ORDER.

* Owners confirm to the best of their knowledge that the vessels are not blacklisted in Australia trading with AHL/ITF/WWF in good order.

C) OWNERS GUARANTEE VESSEL IS FREE OF GYPSY ASIAN MOTH AND ITS LARVAE ON DELIVERY.

*OK

D) OWNERS CONFIRM VSL IS SINGLE DECK SELF TRIMMING BULK CARRIER WITH E-B AFT.

*OK

E) OWNERS CONFIRM VESSEL’S SPEED AND CONSUMPTION IS APPLICABLE FOR THE ENTIRE DURATION OF THE CHARTER PARTY.

* OK SUBJECT TO CL 100

F) OWNERS CONFIRM VSLS HOLDS/HATCHES ARE CLEAR AND UNOBSTRUCTED WITHOUT CENTRELINE BULKHEAD, FREE OF FRAMES TO THE TANKTOP AND FULLY SUITABLE FOR GRAB/MECHANICAL DISCHARGE.

*OK

G) OWNERS CONFIRM THAT THE VESSEL WILL HAVE ON BOARD ALL CERTIFICATES AND WILL PROVIDE ALL DOCUMENTS REQUIRED BY PORT AUTHORITIES AT ABU DHABI / AL JUBAIL / BAHRAIN, AND WILL COMPLY WITH ALL UPDATED PORT REGULATIONS TO THIS EFFECT REQUIRED BY LOCAL AGENTS AND PORT AUTHORITIES.

*OK

H) OWNERS CONFIRM VESSEL HAS A VALID CERTIFICATE OF FINANCIAL RESPONSIBILITY (WATER POLLUTION) ISSUED BY THE US COAST GUARD DURING THIS CHARTER WHICH SHOULD APPLY THE OIL POLLUTION ACT OF 1990.

*OK

I) OWNERS CONFIRM VESSEL HAS NOT BEEN DETAINED IN USA FOR THE PAST 12 MONTHS.

* OK

J) OWNERS CONFIRM VESSEL IS SUITABLE FOR ALTERNATE HOLD LOADING AND ORE-STRENGTHENED.

*OK

K) OWNERS CONFIRM VESSEL IS SUITABLE FOR DISCHARGE AT DUNKIRK EAST TERMINAL, FRANCE AND TARANTO, ITALY.

5

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

* AS TO DUNKIRK EAST - PLS REFER TO ATTACHED CLAUSE OF A SISTER VSL (IS THAT WHAT YOU MEAN ?)

AS TO TARANTO - PLS LET US KNOW WHAT YOU MEAN WITH SUITABILITY ?

FYG THESE SHIPS RESPECTIVELY THEIR SISTER HAVE ALREADY BEEN TRADING TO BOTH DUNKIRK EAST AND TARANTO

L) OWNERS CONFIRM VESSEL IS SUITABLE FOR LOADING AT PONTA DE MADEIRA, BRAZIL.

 * OK

M) OWNERS CONFIRM VESSEL HAS SEPERATE BUNKER TANK FOR LOW SULPHUR FUEL.

* OK

N) OWNERS TO PROVIDE ECO SPEED/CONSUMPTION WHICH TO FORM PART TO C/P TC DESCRIPTION.

* as per TCD

O) OWNERS TO PROVIDE FULL TC DESCRIPTION INCL TT STRENGTHS AND HOLD/HATCH DIMENSION WITH FIRST COUNTER.

* PLS SEE ATTACHED EXCEPT SPEED/CONSUMPTION, WHICH TO BE REPLACED WITH FOLLOWING FIGURES

*see TCD

P) OWNERS TO COMPLETE CHARTERERS STANDARD QNAIRE (AS ATTACHED) WHICH IS TO FORM PART OF C/P.

* OK

OWNERS WARRANT THAT THE VESSEL IS COMPLIANT WITH LATEST APPLICABLE SOLAS REGULATIONS AND RECOMMENDATIONS, AND IF THE VESSEL’S KEEL WAS LAID ON OR AFTER 1ST JANUARY 2009, OWNERS FURTHER WARRANT THAT THE VESSEL IS FULLY COMPLIANT WITH THE SOLAS 2009 REGULATIONS, OR ANY LATER AMENDMENT THERETO - IN PARTICULAR BUT NOT LIMITED TO RESOLUTION MSC.216(82)- SO AS NOT TO CHANGE THE VESSEL’S CHARTER PARTY DEADWEIGHT AND CARGO INTAKE.

* OK

OWNERS FURTHER CONFIRM THAT THEY HAVE AN IACS COMPLIANT AND APPROVED STABILITY PROGRAMME/SOFTWARE ONBOARD AND WILL BE MAINTAINED THROUGHOUT THE CHARTER PARTY DURATION.

* OK

+ + +

Clause 30 - P. and I. Club Clause and Classification Clause

It is a condition of this Charter that the vessel is and will remain during the currency of the Charter classed highest class with a full member of the international association of Classification Societies (IACS).

6

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Furthermore, it is a condition of this Charter that the vessel is and will remain insured with a P. and I. Club, which is a full member of the international group of P. and I. Club.

Clause 31 - Certificates, Laws and Regulations
A. It is a condition of this Charter that the vessel is and will remain in all respects eligible for trading to the ports, places or countries specified or not excluded in this Charter and that at all necessary times vessel and/or Owners shall have all valid certificates, records and other documents required for such trade. Furthermore, it is a condition of this charter that the vessel complies and will continue to comply with all applicable laws and regulations of the ports, places and countries specified or not excluded in this Charter.

B. It is a condition of this Charter that the vessel is and will remain during the currency of this Charter in possession of the necessary valid equipment and all certificates, records and documents necessary to comply with safety and health regulations, international regulations and all current requirements at all ports of call, Suez canal included.

C. BIMCO I.S.M. Clause

From the date of coming into force of the International Safety Management (ISM) Code in relation to the vessel and thereafter during the currency of this Charter Party, the Owners shall procure that both the vessel and “the Company” (as defined by the ISM code) shall comply with the requirements of the ISM Code. Upon request the owners shall provide a copy of the relevant Document of Compliance (DOC) and Safety Management Certificate (SMC) to the Charterers. Except as otherwise provided in this Charter Party, loss, damage, expense or delay caused by failure on the part of the Owners or “the Company” to comply with the ISM Code shall be for Owners’ account.

D. Deleted.

E. Deleted.

Any and all delays to the vessel resulting from such partial or full non-compliance with this Clause shall not count as on-hire time.

Clause 32 - West Coast India Transit/Trading Clause:

Notwithstanding the BIMCO Piracy Clause 2009 and the Conwartime 2004 Clause, Owners agree to transit and trade the West Coast of India within the 12 miles zone and transit into the Persian Gulf Navigating via the Piracy zone off the coast of Pakistan and Iran when requested to do so by Charterers, without employing unarmed or armed guards in ballast condition of the ship without any crew bonus for Charterers’ account. If the master decides to navigate outside the 12 nautical miles zone against Charterers order or when the vessel navigates inside the piracy zone off the coast of Pakistan and Iran, then any applicable insurances net of no claim bonus are for Charterers’ account. In case the vessel will transit such zone in laden condition, Owners will employ armed guards and insure the vessel which Charterers to reimburse accordingly against original vouchers.

Clause 33 - Delivery/ redelivery/ on-off-hire /bunkers /notices

A. Vessel to be delivered dropping last outward sea pilot Bayuqan, at any time, day/night, Sundays/holidays included.

Vessel to be redelivered in Charterers’ option at any time, day and night, Sundays and holidays included, on dropping last outward sea pilot one safe port Singapore / Japan range.

7

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

B. On / off hire bunker survey

An on / off hire bunker and conditions survey shall be performed on delivery or on arrival first load port and redelivery or prior sailing from the last discharge port in the presence of the vessels Master and/or Chief Engineer by a mutually accepted independent Surveyor. Cost of such survey shall be borne jointly by Charterers and Owners.

Any time lost in loading and discharging as a direct result of interference from either survey to be mutually shared between Owners and Charterers.

C. Charterers have the option of redelivering the vessel upon completion of discharging without cleaning and sweeping of holds, in consideration of which Charterers are to pay Owners U.S.$ 6,000.00 lump sum excluding any dunnage / debris / lashing removal which to be arranged by Charterers at their time, risk and expense.

D. Bunker Clause
Vessel to be delivered with about:
715.431 mt hfo
59.629 mt Isgo

Bunkers on redelivery to be about the same as actually on board on delivery, except for Isgo quantity on redelivery which to be as onboard. In case the vessel is delivered with hsfo and Isfo (max. 1%) to charts, the quantity and price to be treated as if the ship is being delivered with hsfo only. Charterers are to replenish fuel oil bunkers for redelivery purposes with hsfo only.

Owners warrant that:

They will free up/provide a dedicated tank for Isgo that has sufficient Isgo capacity for eca-zone trading (abt 10-12 days trading at full speed), latest 7 days prior entering any imo/marpol defined eca zone at owners time, risk and expense

The vessel is fully compliant with the imo/marpol eca zone regulations as applicable from time to time throughout this cp. Any deviation and consequential costs due to Owners non compliance with this clause including consequential damages shall be for owners account

Prices both ends to be based as per Platts prices from nearest main bunkering port on day of delivery and redelivery respectively. If delivery and/or redelivery falls on a holiday or weekend then the prices from the preceding working day to apply

Charterers to pay for bunkers on delivery together with first hire payment and charterers to deduct value of estimated redelivery bunkers from last sufficient hire payment(s. Charterers to have the option of bunkering the vessel for their own account prior to delivery provided same does not interfere with owners’ operations. Owners to have the option of bunkering the vessel for their own account prior to redelivery provided same does not interfere with charterers’ operations.

Bunker samples to be taken at barge unless local regulation determine otherwise.

8

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Charterers are allowed to bunker rmf 180 in South Africa / South America where rme 180 or rmg 380 is not available. Owners/charterers option to bunker prior delivery/redelivery if same does not interfer with ships operations.

E.   Redelivery notices: Charterers to give Owners not less than 30/20/15/10/5 days approximate notice of vessel’s expected port and date of redelivery and 3/2/1 days definite notice of port and date of redelivery.

F.    Deleted.

Clause 34 - Time-Charter Period
Period about 5 (five) months to about 8 (eight) months, about meaning plus/minus 15 days, exact period in Charterers’ option.

Clause 35 - Lawful Trades, Non-Lawful Merchandise and NAABSA
a) Trading Exclusions

“The vessel shall be employed in lawful trades via good safe ports, safe berths and safe anchorages, always afloat, always accessible, always within INL/IWL, always within War Risk Trading Warranties. Excluding all war and warlike zones which to be determined by owners’ war risk underwriters, as well as any other place which the vessel is from time to time prohibited to call at by the national authorities under which vessel is registered, and any countries/areas/ ports/places prohibited to call at from time to time due to boycott and/or being banned and/or being sanctioned by the U.S., UN and/or NATO and/or EU and/or the country under whose flag the vessel is sailing.

And excluding: Cuba, Democratic Republic of Congo, Eritrea, Great Lakes, Gulf of Aqaba excluding Aqaba Port, Iraq, Iran, Israel, Nigeria, North Korea, Somalia, Syria, Turkish occupied Cyprus, People’s Republic of Yemen (North and South Yemen).

Charterers may trade the vessel to Israel, which may result in the vessel to be blacklisted/ sanctioned, under the condition that:

1.    Charterers undertake to Indemnify the Owners for any direct duly proven damages they actually suffered as a result of any action resulting from being blacklisted / sanctioned by the Arab League Inter alia preventing the trading of the vessel to Arab ports, in consequence of following the Charterers orders to call at Israeli ports during the course of the Charter Party, subject to Owners obligation to mitigate same, as the case may be.

2.    In case of vessel being blacklisted, Charterers shall have the option to either take all necessary measures and incur related costs in order to lift any sanctions and delete vessel from blacklist, or to obtain confirmation that vessel is not blacklisted.

In both cases Charterers undertake to submit clear written statements, issued by the Arab league that the vessel is not listed on the Arab league “black-list”, within 4 weeks after redelivery of the vessel to Owners’ satisfaction.

Alternatively, in Charterers option or in case Charterers fail to provide Owners with written declarations, as outlined in paragraph 2, above, paragraph 3. to apply.

9

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

3. In case Owners are to carry out “whitewashing” procedure themselves, as described in paragraph 2. above, Charterers are to reimburse Owners for any reasonable expenses that Owners may incur in respect of lifting of sanctions or deletion from blacklist or obtaining confirmation that vessel is not listed on the Arab league -black-list. Said expenses are to be paid to Owners subject to them providing charterers with details of actions carried out and providing vouchers evidencing actual payments for the deletion of the vessel from blacklist. In the event that no vouchers are available Owners to provide Charterers with a copy of remittance slip instead to Charterers satisfaction, to be considered as base tor Charterers reimbursement.

CONWARTIME 2004 to be included in this agreement.

Should the political or social situation in the world change so as to accept as regular trade areas in the shipping industry any countries or places listed in the trade exclusions under this agreement, then such areas or places or countries may be excepted from the trade exclusions subject to the owners’ prior consent, which shall not be unreasonably withheld and approval to be undertaken by the owners’ underwriters of hull and machinery as well as war risk insurance.

On the other hand, if a country or countries or a port or ports other than listed in the trade exclusions under this agreement must be included into those trade exclusions due to change in the political or social situation of such ports or countries during the currency of this agreement, the owners have the right to include such areas or ports or countries into the trade exclusions under this agreement subject to the charterers’ prior consent, which shall not be unreasonably withheld.

The vessel shall not be ordered to trade directly between Taiwan and mainland China, unless such direct trade between Taiwan and mainland China be legally allowed under governing laws. The vessel shall not be employed in cabotage trades.”

b) Cargo Inclusions

Permitted cargoes are coal in bulk, bauxite in bulk, manganese ore in bulk, iron ore in bulk and/ or lumps and/or pellets and/or concentrates and/or fines, always within vessel’s natural segregation and always loaded, stowed, carried and discharged in accordance with IMO recommendations. Direct redeuced iron/direct reduced iron products/hot briquetted iron/sponge iron are always excluded. The vessel is to load and sail with a full cargo evenly spread either in all holds or in alternate holds in Charterers’ option.

Indian Iron Ore Fines Clause
Charterers to provide shippers’ certificate of moisture + TML/FMP to the Master prior to loading. Basis aforementioned Owners to permit loading, unless Owners / Master can justify that the cargo is off specs. Owners P. and 1. Club are to appoint a qualified surveyor at Owners cost to supervise loading and keeping the Charterers well informed about such appointment. In the event that Charterers / shippers are unable to provide the moisture content certificate in time, then the time lost as a consequence to be for Charterers account. Master / Surveyors to have the right to reject the cargo found not to meet the safe transportable moisture content limits of IMO, and Charterers to replace with cargo meeting IMO criteria. The time lost relating to cargo quality issues, and related expenses, shall be for Charterers’ account, the Owners / Master will extend their best co-operation to the Charterers / shippers to see that cargo is not rejected by any parties involved without valid reason / cause related to TML. However if cargo is at all rejected by Master / Surveyor then the rejected cargo to be jointly tested at mutually agreed test laboratory and report of which to be binding on both parties. Any time losses and expenses caused by Owners / Master’s reject of cargo and conducting survey/waiting for the result of same to be for Charterers’ account and vessel should fully remain on-hire during the currency of aforementioned period in any case should the Master / Owners reject the presented cargo and the joint survey test results declare the cargo to be within safe IMO limits, then the vessel is to be off-hire from the time of rejection and any time losses and expenses caused thereby, to be for Owners’ account. All sampling of cargo to be duly witnessed by Charterers and/or shippers and jointly surveyed as necessary (any sampling by Owners P. and I, Club without Charterers / shippers knowledge shall be treated null and void).

10

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 36 - Crew Assistance
Time-Charter hire to include rendering all customary assistance by the crew also (see Clause 26) and provided local port regulations permit, following works:

a)   Deleted;

b)   Opening and closing of hatches;

c)   Shifting operations, docking and warping;

d)   Bunkering;

e)   Deleted;

f)   Supervision of loading, stowing, handing, lashing and/or discharging;

g)   Deleted;

h)   Preparing vessel’s hatches / holds prior arrival to ports or commencement of operations provided weather permits and provided such work can be safely done en route. See also below m);

i)   Deleted;

j)   Cargo officer to produce general cargo stowage plan immediately according to cargo description given or if stowage plan is presented from ashore to check and immediately advise omissions / errors etc. Making re-stowage or other measures necessary, failing which vessel to be responsible for any extra expenses occurred and to be deducted from hire;

k)   Officers and crew to work day and night, Saturdays, Sundays and holidays included. Above port services to be rendered provided local port regulations permit;

1)   Cleaning of holds /cargo spaces.
Cleanliness of vessel on arrival at first loading port under this Charter-Party Vessel’s holds condition upon delivery to be clean, dry, free of lose paint, rust and/or rust scale as well as free of residues of her previous cargoes, and in all respect ready to load intended cargo to surveyor’s / authorities satisfaction. In case one or more vessel’s holds should not be ready as required, the vessel will be placed off-hire, from the moment of rejection until all holds are fully passed.

Intermediate Hold cleaning
Upon completion of discharge of each cargo if required by Charterers, vessel’s crew shall render assistance in cleaning the holds, provided local labour regulations permit and weather permitting, against Charterers paying Owners a net lump sum of U.S.$ 550.00 per hold used for each intermediate cleaning if only sweeping has been required by the Charterers and U.S.$ 650.00 per hold if sweeping and washing has been required by the Charterers. In any case such cleaning is at Charterers’ time and risk. Owners not to be responsible for any delays. Such cleaning work shall be performed while vessel is en route to next loading port, provided that this can be safely done and that the duration of the voyage is sufficient. Crew will endeavour to effect such cleaning as best as possible but without guarantee that the cargo holds will be sufficiently cleaned and accepted on arrival at loading port and Owners shall not be responsible for any consequences arising from the fact that vessel’s crew has been employed in cleaning. All fuel, chemical fresh water and consumable material used to be for Charterers’ account.

11

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Master / crew have to perform cleaning as if the vessel would be trading for Owners’ account.

Owners not to be responsible for intermediate hold cleaning and any expenses resulting thereof/incurred thereby and any detention through any of the above causes and vessel to remain always on hire, Charterers to supply all necessary chemicals required to perform intermediate hold cleaning, also to be responsible for washing waters disposal inside ports (if cannot pump out due to local regulations). Iron ore, pig iron, sulphur and all cargoes require limewashing not to be last.

Clause 37 - Hire
All amounts payable by telegraphic transfer to Owners’ banking details as follows:

Beneficiary: Sechsundvierzigste “MICHEL” Schiffahrts GmbH & Co.KG
Account Type: Opex
Account No: 1000455829
Bank: HSH Nordbank AG
Bank Code: 21050000
SWIFT: HSHNDEHHXXX
IBAN No: DE48210500001000455829

Account No USD: 1100361011
IBAN No USD: DE57210500001100361011

Hire payable every 15 (fifteen) days in advance including overtime. The gross daily hire to be calculated basis the average of the 4 Baltic Cape Size Time Charter Routes published by the Baltic Exchange over the previous 15 days in turn plus 6 per cent for size adjustment. The BCI rate is calculated on the basis of the average of the 4 routes C8_03, C9_03, C10_03, C11_03 of the old BCI index.

First hire payable latest 3 banking days after delivery. Charterers have the right to deduct value of bunkers on redelivery against last sufficient hire payments.

Owners have the option as from today to convert the balance period of this Charter Party to a fixed rate for the remaining period corresponding to the 4TC Cape Size FFA value plus 6 per cent for adjustment in turn discounted by 3.75 per cent address commission.

When Owners convert any period to a fixed rate then that period is to always be a minimum of 3 months to maximum 12 months.

12

1st ORIGINAL

Harper Petersen & Co.

ship brokers since 1943

Rider to charter party

MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

It is specifically agreed that Owners retain multiple option declaration rights subject to the above paragraph. Owners can declare such option on London working days only. When declaring Owners shall have direct telephonic contact with Charterers to inquire about the current FFA level for the period they wish to convert, which Owners may or may not accept. If Owners do accept then Charterers may either agree to same on a clean basis right away or ask for a subject For FFA market liquidity and then try to execute the trade in the FFA market at the agreed level. In case Charterers cannot execute the trade in the FFA market at the agreed level. In case Charterers cannot execute the trade due to market liquidity then Owners’ declaration is to be considered null and void, but Owners maintain their option in full and may declare at a later stage under same terms and conditions stipulated in this clause.

The agreed level, whether agreed clean or re-confirmed after Charterers subject to FFA market liquidity, is to be applicable as fixed gross rate for the converted period always less 3.75 per cent address commission.

In case of disagreement between the Owners and the Charterers about current FFA market level for the balance period which the Owners wish to fix, then the rate shall stay floating.

Should the BCI type be recalibrated in the future then the size adjustment premium is to be adjusted up or down according to the official conversion factor as advised by the Baltic Exchange.

Clause 38 - Stevedore Damage Clause

Any damage caused by stevedores during the currency of this Charter-Party shall be reported by the Master to the Charterers or their Agents, in writing, within 24 hours of the occurrence or as soon as possible thereafter but latest when the damage could have been discovered by the exercise of due diligence.

The Master shall use his best efforts to obtain written acknowledgement by responsible parties causing damage unless damage should have been made good in the meantime. Stevedore damage affecting seaworthiness or the proper working of the vessel and/or her equipment, shall be repaired without delay to the vessel after each occurrence to vessel’s Class satisfaction in the Charterers’ time and shall be paid for by the Charterers and vessel to remain on full hire. Other repairs shall be done at the same time, but if this is not possible, same shall be repaired whilst vessel is in dry-dock in the Owners’ time, provided this does not interfere with the Owners’ repair work, or by vessel’s crew at the owners’ convenience. All costs of such repairs shall be for the Charterers’ account. Any time spent in repairing stevedore damage shall be for the Charterers’ account provided same not done in dry-dock as described above.

Owners shall endeavour to first recover stevedore damages from stevedores directly, but Charterers to remain ultimately responsible.

Clause 39 - Insurance (premium)

a) Vessel has a valid P. and I. Club insurance with a full member of the international group of P. and I. Clubs and a collision insurance and a Hull and Machinery insurance.

b) Any additional extra war risk insurance premium, over and above basic war risk insurance, to be reimbursed by Charterers to Owners against original underwriters’ and/or Brokers’ invoice / vouchers provided same does no exceed the quotes Charterers would obtain from their Lloyds of London Underwriters.

13

1st ORIGINAL

Harper Petersen & Co.

 ship brokers since 1943

Rider to charter party

MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

c) Any rebates / discounts obtainable by Owners on extra war risk insurance premium to be reimbursed to Charterers.

d) Deleted.

Clause 40 - Safety

A) It is understood that if necessary the vessel will comply with any safety regulations and/or requirements applying during the currency of this charter in effect at port of loading and/or discharging, a particular reference is the United States Department of Labour Safety and Health Regulations Set Forth in part III of the Federal Register. It is agreed that should the vessel not meet safety rules and regulations applying at the time of fixing and during the currency of the Charter, Owners will take immediate corrective steps and any stevedores standby time and any other direct proven expenses involved including off-hire to be for Owners’ account.

B) Deleted.

Clause 41 - Bills of Lading
A) Clean Bills of Lading

The vessel will only load cargo for which clean Bill(s) of Lading can be issued. Where the Master takes legitimate exception to any cargo presented for loading, he shall immediately notify shippers / Charterers or their Agents in order they may provide alternative cargo to Master’s satisfaction.

B) The Owners undertake to instruct the Master to authorize Charterers or Charterers’ agent to issue and sign Bill(s) of Lading on Owners’ and Master’s behalf for cargo as presented in conformity with mate’s receipts. All Bills of Lading shall be without prejudice to this Charter Party and the Charterers shall indemnify the Owners against all consequences or liabilities which may arise from any inconsistency between this Charter and any Bills of Lading or Sea Waybills signed by the Charterers or their agents or by the Captain at their request.

C) The Charterers warrant that each transport document accompanying a shipment of cargo to a port of place in the USA. Shall be endorsed with a unique Bill(s) of Lading identifier, as required by the U.S. Customs regulations (19 CRF Part 4 Section 42 a) including subsequent changes, amendments or modifications thereto, not later than the first port of call non-compliance with the provisions of this Clause shall amount to a breach of warranty for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them.

D) Where the vessel loads from elevators, Bills of Lading weight to be identical with elevator weight.

E) Owners allow Charterers to discharge cargo without presentation of original Bills of Lading against Charterers Letter of Indemnity. The said Letter of Indemnity to be in accordance with Owners’ P. and I. Club wording, printed on Charterers company paper, signed by a person who legally binds Charterers company and a faxed copy of same being in Owners’ hands prior to vessel’s arrival at destination. In case of change of discharge port in Bills of Lading, Owners to allow Charterers to discharge cargoes at new discharge port(s) and Charterers to provide Owners with Letter of Indemnity as per Owners’ P. and 1. Club wording signed by Charterers only.

See also Clause No 67.

14

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

Rider to charter party
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

F) Deleted.

G) Deleted.

H) The USA Clause Paramount (where applicable), the New Jason Clause, the New Both to Blame Collision Clause, the CONWARTIME 2004, the General Paramount Clause (where applicable), the P. and I. Bunker Deviation Clause are deemed to be fully incorporated in this Charter Party and shall be included in all Bills of Lading signed under this Charter Party.

1) No liner Bill(s) of Lading, no liner waybills, no through and no combined transport Bill(s) of Lading to be issued under this Charter-Party.

No Hamburg Rules or other legislation imposing liability more or above Hague-Visby Rules will be incorporated in the Bill(s) of Lading.

Clause 42 - Suez Canal Transit

Charterers’ right to sail vessel via Suez. Vessel to provide a valid Suez Canal Tonnage Measurement Certificate. All other necessary documents, if required, to be valid at any time.

Clause 43 - Dry-Dock Clause

No drydocking under this Charter Party is allowed unless in case of emergency.

Clause 44

Owners have the option of selling this vessel at any time during the course of this Charter Party subject to Charterers approval of the buyers which not to be unreasonably withheld and Owners will give Charterers at least 45 days prior notice of expected time and place which will not interfere Charterers’ normal operation of the ship. All time lost and all directly related expenses including additional bunker consumed in related to such sail to be for Owners’ account.

The buyers undertake to perform the balance of this Charter Party at the same terms and conditions which to be stated in the sale contract.

Clause 45 - Arrest, Requisition, Seizure

A) Arrest Clause

Should the vessel be arrested / ceased / detained during the currency of this Charter at the suit of any person having or purporting to have a claim against or any interest in the vessel, hire under this Charter shall not be payable. Any direct proven expenses related to the vessel shall be for Owners’ account unless such arrest is due to the default of Charterers or their Agents.

B) Requisition Clause

Should the vessel be requisitioned by any government or governmental authority during the period of this Charter, the vessel shall be off-hire during the period of such requisition and any hire or other compensation paid in respect of such requisition shall be for Owners’ account. If the vessel is requisitioned for a continuous period exceeding one month then Charterers to have the option of cancelling this Charter.

C) Seizure / Detention due ownership and /or flag and /or registry Should the vessel be seized or detained or embargoed due to her flag, registry or ownership during the currency of this Charter, the vessel is off-hire immediately from the time of her seizure or detention or embargo always provided it interferes with cargo operations or sailing. All direct proven claims, losses, damages, liabilities, cost (including legal fees) and fines arising therefrom to be for owners’ /vessel’s account until the time she resumes full service, unless seizure or detention or embargo is occasioned by any personal act or omission or default of the Charterers or their Agents.

15

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

Rider to charter party
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 46 - Eligibility

A) It is a condition of this Charter that vessel is not and will not be during the currency of this Charter in any way directly or indirectly owned, controlled by or related to any Cuban, North Korean or Iraqi interests. If the goods are to be loaded in or destined to the united states, then (1) Iran, Libya and Sudan, Yugoslavia including Montenegro shall be added to this list, and (2) Owners guarantee that the vessel has not called at Cuban port within 180 days of the vessel’s estimated arrival at a U.S. Port.

B) Without prejudice to the paragraph above, in the event the country under whose flag or ownership the vessel sails becomes subject to economic sanctions which are imposed or supported by the United Nations and/or the European Union and/or the United States of America, Charterers shall have the option to cancel this Charter without penalty to either party, unless Owners will change the vessel’s registry/flag.

Clause 47 - Conduct Master

The provision of Clause No 9 does not affect the Charterers’ right to advance any claim or require arbitration under Clauses No 17 / 69 of any dispute regarding the conduct of the Master in prosecution of the voyages and in carrying out the orders and directions of the Charterers.

Clause 48

Deleted.

Clause 49 - War Clauses

A) in the event of outbreak of war between any of the following countries : United States of America, Commonwealth of independent States, People’s Republic of China, United Kingdom, Japan, France, Germany, Charterers and Owners have the option of cancelling this Charter. It is understood that war means direct war between these nations and does not include local hostilities or civil war where any of the above countries support opposing sides and does not include war against terrorism.

B) Deleted.

Clause 50 - Asian Gypsy Moth Clause

If the vessel is ordered to a port or country where it may be exposed to infestation by Asian Gypsy Moth, Charterers guarantee to arrange and pay for Asia Gypsy Moth inspection and issuance of Gypsy moth sanitary certificate by a recognized third party inspection body approved by owners on the day of departure from each port or country or if same not possible in the next suitable port at Charterers expense and time and issuance of Gypsy sanitary certificate to be for Charterers’ account. Charterers shall at all times ensure compliance with any regulations or requirements, or shall indemnify Owners for so doing, issued or imposed by the Canadian, US or any other authorities in relation to vessels which have traded to ports regarded at risk by those authorities and to be responsible that the vessel is eligible for future trade to the USA, Canada, Australia, New Zealand or any other country that may ban the vessel from trading to it having called CIS/Russian pacific ports.

16

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Charterers to arrange for fumigation and reissuance of certificate at their cost and expense, including hotel accommodation for officers and crew should an infestation occur, while Owners, Master and crew shall render all reasonable assistance to help Charterers eliminate any infestation.

Any time lost and expenses incurred at any port (including but not limited to US ports, Australian ports, Canadian ports, New Zealand ports) as a consequence of the vessel’s calling at a port or country where it may be exposed to infestation by Asian Gypsy Moth shall be for Charterers’ account and Charterers to indemnify Owners for any and all consequences following from such calls at CIS Pacific ports including any claims in respect of cargo allegedly affected either at the time or subsequently by the infestation.”

Clause 51

Deleted.

Clause 52

Hire shall not be due for any time lost by reason of any boycott or any blacklisting or any threat to boycott or blacklisted the vessel on account of the flag, nationality of her registry, her ownership or management, the nationality of any member of her crew or the terms on which the crew are engaged and owners shall remain responsible for all direct related costs.

Provided vessel is empty, Charterers have the option of cancelling this Charter Party if vessel is detained or boycotted for more than 30 days due to the flag, nationality of her registry, her ownership or management, the nationality of any member of her crew or the terms on which the crew are engaged.

Clause 53 - Taxes / Dues

All taxes on cargo or voyage freight to be for Charterers’ account, except income taxes and taxes on Time-Charter hire levied in the country of the vessel’s and/or her Owners’ domicile. All dues, duties and/or taxes on crew and/or stores to be for Owners’ account.

Clause 54 - BIMCO Ship to Ship Transfer Clause for Time Charter Parties

(a) The Charterers shall have the right to order the Vessel to conduct ship to ship cargo operations, including the use of floating cranes and barges. All such ship to ship transfers shall be at the Charterers’ risk, cost, expense and time.

(b) The Charterers shall direct the Vessel to a safe area for the conduct of such ship to ship operations where the Vessel can safety proceed to, lie and depart from, always afloat, but always subject to the Master’s approval. The Charterers shall provide adequate fendering, securing and mooring equipment, and hoses and/or other equipment, as necessary for these operations, to the satisfaction of the Master.

(c) The Charterers shall obtain any and all relevant permissions from proper authorities to perform ship to ship operations and such operations shall be carried out in conformity with best industry practice.

(d) If, at any time, the Master considers that the operations are, or may become, unsafe, he may order them to be suspended or discontinued. In either event the Master shall have the right to order the other vessel away from the Vessel or to remove the Vessel.

17

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

(e) If the Owners are required to extend their existing insurance policies to cover ship to ship operations or incur any other additional cost/expense, the Charterers shall reimburse the Owners for any additional premium or cost/expense incurred.

(f) The Charterers shall indemnify the Owners against any and all consequences arising out of the ship to ship operations including but not limited to damage to the Vessel and other costs and expenses incurred as a result of such damage, including any loss of hire; damage to or claims arising from other alongside vessels, equipment, floating cranes or barges; loss of or damage to cargo; and pollution.

Clause 55

Charterers at liberty to place mobile cranes on deck to facilitate discharge, all costs and time and risk to be for Charterers account and sufficient dunnage (if required by class or Master) to be placed underneath the cranes to spread the weight, which in any case not to exceed permissible deck strength. Should any cutting or welding or reinforcement be necessary on railings or other deck fittings to accommodate the placement of such cranes on deck, then risk, expenses and time of such works to be for Charterers account.

Charterers will be fully responsible for any and all damages, times, expenses and costs (including but not limited to all burnt paint on deck and underneath, normal wear and tear excepted) and that all works to be under Master / Officer’s supervision and to Classification Societies and Master’s satisfaction, Cutting or welding of hatch covers is strictly prohibited.

Clause 56

Deleted.

Clause 57 - Deratization

Owners to provide valid deratization certificate on vessel’s delivery. The cost of renewal of deratization certificate and detention thereof, if any, shall be for Owners’ account.

Clause 58 - Representation Expenses

Representation costs such as meals, victualling, accommodation, radio messages, telephone calls and Master’s representation expenses to be for Charterers’ account who will pay a lump sum of U.S.$1,500.00 per month or pro rata, payable every 15 days in advance together with hire payment.

Clause 59 - Deviation /Put Back

Should the vessel put back whilst on voyage by reason of an accident or breakdown or in the event of loss of time either in port or at sea or deviation upon the course of the voyage for owners’ matters, or caused by sickness or accident to the crew or any person on board the vessel or by reason of the refusal of the Master or crew to perform duties, the hire shall be suspended from the time of such event, until the vessel is again at Charterers’ full use and disposition at a point equidistant to the vessel’s next destination and voyage resumed therefrom provided always that due allowance shall be given for any distance made good towards the vessel’s destination and any bunker saved. All direct expenses incurred including bunkers consumed during the period for suspended hire shall be for Owners’ account. However, should the vessel be driven into port or anchorage by stress or weather or by any cause for which the Charterers are responsible under this Charter-Party, the vessel shall remain on hire and all costs thereby incurred shall be for the Charterers’ account.

18

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 60 - Stowaways and Smuggling

A)  any direct related delays, expenses, damages, losses, fines, consequences whatsoever and however arising on account of stowaways to be for Owners’ account.

B)   any delays, expenses, damages, losses, fines, consequences whatsoever and howsoever arising on account of smuggling to be for vessel’s / Owners’ account provided caused by vessel’s crew, Charterers to remain responsible for detention of vessel due to smuggling committed by Charterers’ employees.

C)   Whenever under the terms of this Clause Owners could be responsible for any extra expenses or consequences, same are strictly limited to proven direct resulting extra expenses/ consequences. Any loss of profit, commercial losses and consequences and storage/ transshipment expenses to be strictly excluded from Owners’ responsibility.

Clause 61 - Quarantine and Health

A)  Normal quarantine time and expenses for entering ports shall be for Charterers’ account.

B)  The Owners shall be liable for any delay, expenses, losses, damages, fines, consequences in quarantine arising from the Master or any of the deck or engine. Officers or crew having communication with the shore at any infected area without the written consent or instructions of Charterers or their agents, also for any loss of time through detention by customs or other authorities caused by smuggling or their infraction of local law on the part of the Master or any crew.

C)  The Owners shall arrange at their expense that Master, Officers and crew of vessel hold valid vaccination certificates and necessary health certificates during the Charter.

Clause 62

Deleted.

Clause 63 - Deck Cargo

Charterers have no option to load cargo on deck.

Clause 64 - Deduction Clause

Without prejudice to Charterers’ other rights under this Charter, it is expressly agreed that the Charterers have the liberty to deduct from hire damages suffered by Charterers for reason of Owners / disponent Owners / vessel not complying with any warranty / condition given in this charter (including addendum).

Clause 65 - Time bar for claims

Charterers shall be discharged and released from all liability in respect of any claims Owners may have under this Charter unless a claim has been presented to Charterers in writing with all available supporting documents within 24 (twenty-four) months from the date of redelivery.

Clause 66 - Australian Port Call Clause

If the vessel proceeds to Australian ports, Owners guarantee that the vessel and her equipment comply with current Australian navigation regulations and without prejudice to Charterers’ other rights Owners to indemnify Charterers for any consequences arising from partial or full non-compliance with this stipulation. Owners guarantee that the vessel is fitted with valid Australian hold and pilot ladders in accordance with WWF requirements or any amendments thereto, and will remain so throughout the currency of this Charter. The Owners hereby confirm that the Owners duly acknowledge the voluntary guidelines for controls of the discharging of ballast water and sediments for entering Australia from overseas stipulated by Australian quarantine and inspection service.

19

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 67 - L.O.I Return Clause

The Letter(s) of Indemnity will automatically expire upon return to and receipt by Owners of the original Bills of Lading whatever earlier.

Clause 68 - Early Termination of Charter

Without prejudice to Charterers’ other rights under this Charter which may entitle Charterers to terminate this Charter, the following is to apply :

If the vessel is placed off-hire more than 30 consecutive days, Charterers have the option to cancel the balance period of this Charter without penalty whatsoever.

Clause 69 - Arbitration

A) this contract is governed by and construed in accordance with English Law. Any dispute arising out of or in connection with this Charter-Party shall be referred to arbitration in London.

B)  all disputes arising out of or relating to this contract where the total amount claimed (excluding interest and costs) by either party does not exceed U.S. $l00’000.- Shall be conducted in accordance with the LMAA Small Claim Arbitration Procedure.

C)  all other disputes, failing amicable settlement, shall be settled as follows :

1.  Unless the parties agree upon a sole arbitrator, one arbitrator shall be appointed in writing by each of the parties. The arbitrators so appointed shall appoint a third arbitrator and the reference shall be to the three-man tribunal thus constituted.

2.  In case one of the parties fail to appoint an arbitrator in the course of the 14 calendar days following the first appointment, the decision of the sole arbitrator firstly appointed to be final and binding.

3.  The arbitrators shall be commercial shipping men conversant with shipping matters and members of the LMAA.

4.  Otherwise the parties shall refer to the LMAA Arbitration Procedure for any other unspecified event / item.

Clause 70

Deleted.

Clause 71

Fixture to be kept absolutely Private and Confidential.

Clause 72

Deleted.

Clause 73 - Bunker Quantity Control Clause

(1) The Charterers shall supply bunkers of a quality suitable for burning in the vessel’s engines and auxiliaries without harmful effects and which conform to the specifications mutually agreed in this Charter.

20

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

(2) Charterers are to provide the vessel with bunkers in accordance with ISO standard 8217:2005(e) RMG380 grade for IFO and DMB grade for MDO, but if Charterers cannot supply bunkers within said specifications Charterers shall have the option to supply RMF180 and DMA, respectively, in South Africa only.

(3) At the time of delivery of the Vessel and if requested, the Owners shall place at the disposal of the Charterers, the bunker delivery note(s) and any samples relating to the fuel existing on board.

(4) During the currency of the Charter the Charterers shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and that during bunkering representative samples of the fuel(s) supplied shall be taken at the Vessel’s bunkering manifold and scaled in the presence of competent representatives of the Charterers and the Vessel.

(5) The fuel samples shall be retained by the vessel for 60 (sixty) days after the date of delivery or for whatever period necessary in the case of a prior dispute and any dispute as to whether the bunker fuel conform to the agreed specification(s) shall be settled by analysis of the sample(s) by FOBAS or by another mutually agreed fuel analyst whose findings shall be conclusive evidence as to conformity or otherwise with the bunkers fuels specification(s).

(6) The Owners reserve their right to make a claim against the Charterers for any damage to the main engines or the auxiliaries caused by the use of unsuitable fuels or fuel not complying with the agreed specification(s). Additionally, if bunker fuels supplied do not conform with the mutually agreed specification(s) or otherwise prove unsuitable for burming in the ship’s engines or auxiliaries the Owners shall not be held responsible for any reduction in the vessel’s speed performance and/or increased bunker consumption nor for any time lost and any other consequences.

(7) With reference to paragraph (2) above, in case of non-availability of RMG 380 in South Africa Charterers shall have the option to supply RMF 180 instead thereof. Quantity of RMF 180 shall be limited to the estimated consumption including safety margin of the vessel to reach the next bunkering port where RMG 380 is available. The RMF 180 shall be stored by the vessel in separate bunker tanks.

(a) Before burning the fuel quality shall be analyzed by FOBAS at Charterers expense. If it turns out that the fuel quality supplied is unsuitable for burning in the vessels engines, Charterers shall be responsible for the removal of those bunkers from the vessel.

(b) In order to improve the efficiency of the burning, Owners may apply Unitor “dual purpose plus” or equivalent into the bunker fuel at Charterers costs. Notwithstanding the above, Owners agreement to exceptionally burn RMF 180 may not be regarded as a waiver of Owners’ rights for recourse against Charterers in respect of their failure to supply fuel oil of a quality suitable for burning in the vessel’s engines and auxiliaries without harmful effects. Charterers shall remain fully and ultimately responsible for all and whatsoever damages, losses, delays, deviation and all other losses incurred by Owners thereby. No mixing of bunkers.

Clause 74 - Hamburg Rules Charter-Party Clause

Neither the Charterers nor their Agents shall permit the issue of any Bill of Lading, waybill or other document evidencing a contract of carriage (whether or not signed on behalf of the Owners or on the Charterers’ behalf or on behalf of any sub-Charterers) incorporating, where not compulsorily applicable, the Hamburg Rules or any other legislation giving effect to the Hamburg Rules or any other legislation imposing liabilities in excess of Hague or Hague / Visby Rules. Charterers shall indemnify the Owners against any liability, loss or damage which may result from any breach of the foregoing provisions of this Clause.

21

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 75 - Bulk Carrier Safety Clause

A) the Charterers shall instruct the terminal operators or their representatives to cooperate with the master in completing the IMO ship /shore safety checklist and shall arrange all cargo operations strictly in accordance with the guidelines set out therein.

B) in additional to the above and notwithstanding any provision in this Charter-Party in respect of loading / discharging rates, the Charterers shall instruct the terminal operators to load / discharge the vessel in accordance with the loading / discharging plan which shall be approved by the Master with due regard to the vessel’s draught, trim, stability, stress or any other factor which may affect the safety of the vessel.

C) at any time during cargo operations the Master may, if he deems it is necessary for reason of safety of the vessel, instruct the terminal operators or their representative to slow down or stop the loading or discharging.

Clause 76 - Oil Pollution

Group of P. and I. has adjusted the liability clause to the present legal position regarding oil pollution through ships (no tankers):

(1) Owners warrant that throughout the currency of this charter they will provide the vessel with the following certificates :

Certificates issued pursuant to section 1016 (a) of the oil pollution act 1990, and section 108 (a) of the comprehensive environmental response, compensation and liability act 1980, as amended in accordance with Part 138 of Coast Guard Regulations 33 CFR, from (indicate the earliest date upon which the Owners may be required to deliver the vessel into the charter or, if later, the date inserted in sub- paragraph (a) above, so long as these can be obtained by the Owners from or by (identify the applicable scheme or schemes).

(2) Notwithstanding anything whether printed or typed herein to the contrary:

A) save as required for compliance with paragraph (1) hereof, Owners shall not be required to establish or maintain financial security or responsibility in respect of oil or other pollution damage to enable the vessel lawfully to enter, remain in or leave any port, place, territorial or contiguous waters of any country, state or territory in performance of this Charter.

B) Charterers shall indemnify owners and hold them harmless in respect of any loss, damage, liability or expense (including but not limited to the costs of any delay incurred by the vessel as a result of any failure by the Charterers promptly to give alternative voyage orders) whatsoever and howsoever arising which owners may sustain by reason of any requirement to establish or maintain financial security or responsibility in order to enter, remain in or leave any port, place or waters, other than to the extent provided in paragraph (1) hereof.

C) Owners shall not be liable for any loss, damage, liability or expense whatsoever and howsoever arising which Charterers and/or the holders of any Bill of Lading issued pursuant to this Charter may sustain by reason of any requirement to establish or maintain financial security or responsibility in order to enter, remain in or leave any part, place or waters, other than to the extent provided in paragraph (1) hereof.

22

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

(3) Charterers warrant that the terms of this Clause will be incorporated effectively into any Bill of Lading issued pursuant to this Charter.

Clause 77 - Ballast Clause

Any special treatment of ballast water as may be required by any government or other official sources such as chlorination, has to be arranged and paid for by the Time Charterers. In no event shall the vessel be placed off-hire should Charterers fail to supply the necessary chemicals / substances to the master of the vessel well in time.

Clause 78 - Agents

Charterers agree that their Agents will undertake without charge normal minor husbandry matters as Owners’ Agents. In case of cash advances to Master, Owners will put Agents in funds prior vessel’s arrival and for repairs / hospitalization / crew changes etc. Owners will either appoint their own Agent or will pay Agents an additional handling fee.

Clause 79 - BIMCO Non-Lien Provision Clause

Charterers will not suffer, nor permit to be continued any lien / encumbrance incurred by them or their Agents which might have priority over the title and interest of the Owners in the vessel. In no event shall Charterers procure or permit to be procured, for the vessel, any supplies, necessaries or services without previously obtaining a statement signed by an authorized representative of the furnisher thereof, acknowledging that such supplies, necessaries or services are being furnished on the credit of the Charterers and not on the credit of the vessel or of her owners and that the furnisher claims no maritime lien on the vessel therefore.

Clause 80 - Charterers’ Equipment

All equipment put on board by Charterers for vessel’s use during the currency of this Charter shall be in good working condition and duly certified and class approved. Charterers shall indemnify the Owners in respect of any liability for loss and/or damage to vessel, cargo, crew, stevedores and all other servants and people they may sustain by reason of failure or inadequacy of any equipment supplied to the vessel by Charterers, their servants or stevedores.

Clause 81 - Ex-Import Permit

Export and/ or import permits for Charterers’ cargo to be at Charterers’ risk and expense. Charterers to obtain and be responsible for all necessary permits to enter and/or trade in and out of all ports during the currency of this Charter at their own risk and expense. Taxation or levies whatsoever for these purposes to be for Charterers’ account and to be paid by Charterers. Charterers to remain responsible to arrange for Standard Carrier Alpha Code (SCAC).

Clause 82

Owners are signatories to the Sea Carrier Initiative Agreement and will remain so for the duration of the Charter-Party. Owners agree to rigorously apply the obligations incumbent upon them as required by the said sea initiative agreement. Charterers undertake to hold Owners, Master and crew harmless and keep each of them indemnified against all claims which may be made upon them or each of them as a result of the breach of the U.S. Anti Drug Abuse Act 86 by Charterers. Any time lost or expenses, including fines and all damages resulting from a possible arrest of the vessel, incurred due to Charterers’ breach of the before mentioned warranty are for Charterers’ account.

23

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 83 - U.S. Tax Reform 1986 Clause

Any U.S. Gross Transportation Tax as enacted by the United State Public Law 99-154, (also referred to as the U.S. Tax Reform Act of 1986), including later changes or amendments, levied on income attributable to transportation under this Charter-Party which begins or ends in the United States is treated as U.S. Source Transportation Gross lncome, shall be reimbursed by the Charterers.

Clause 84

Charterers have the option of adding any time during which the vessel is off hire for longer than 48 hours per occasion for any reasons valid under present Charter-Party within 7 days after completion of each 6 (six) months period under this Charter-Party, Charterers to declare in writing their option to add off-hire time incurred during said period.

Clause 85

Deleted.

Clause 86 - BIMCO U.S. Customs Advance Notification/AMS Clause for Time Charter Parties

(a) if the vessel loads or carries cargo destined for the us or passing through US ports in transit, the Charterers shall comply with the current us customs regulations (19 CFR 4.7) or any subsequent amendments thereto and shall undertake the role of carrier for the purposes of such regulations and shall, in their own name, time and expense:

i) have in place a SCAC (Standard Carrier Alpha Code);

ii) have in place an ICB (International Carrier Bond);

iii) provide the owners with a timely confirmation of i) and ii) above; and

iv) submit a cargo declaration by AMS (Automated Manifest System) to the US Customs and provide the Owners at the same time with a copy thereof.

(b) the Charterers assume liability for and shall indemnify, defend and hold harmless the owners against any loss and/or damage whatsoever (including consequential loss and/or damage) and/or any expenses, fines, penalties and all other claims of whatsoever nature, including but not limited to legal costs, arising from the Charterers’ failure to comply with any of the provisions of sub-clause (a). Should such failure result in any delay then, notwithstanding any provision in this charter party to the contrary, the vessel shall remain on hire.

(c) if the Charterers’ ICB is used to meet any penalties, duties, taxes or other charges which are solely the responsibility of the Owners, the Owners shall promptly reimburse the Charterers for those amounts.

(d) the assumption of the role of carrier by the Charterers pursuant to this Clause and for the purpose of the US Customs Regulations (19 CFR 4.7) shall be without prejudice to the identity of carrier under any Bill of Lading, other contract, law or regulation.

It is understood Clause applied only to the inbound cargoes to U.S.A. But never for cargoes exported from U.S.A. Charterers’ Agents to arrange for submission of E-NOA at the U.S. ports of call.

24

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 87

Deleted.

Clause 88 - ISPS/MTSA Clause For Time Charter Parties 2005

(a) (i) The Owners shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) relating to the Vessel and “the Company” (as defined by the ISPS Code). If trading to or from the United States or passing through United States waters, the Owners shall also comply with the requirements of the US Maritime Transportation Security Act 2002 (MTSA) relating to the Vessel and the “Owner” (as defined by the MTSA).

(ii) Upon request the Owners shall provide the Charterers with a copy of the relevant International Ship Security Certificate (or the interim International Ship Security Certificate) and the full style contact details of the Company Security Officer (CSO).

(iii) Loss, damages, expense or delay (excluding consequential loss, damages, expense or delay) caused by failure on the part of the Owners or “the Company” / “Owner” to comply with the requirements of the ISPS Code / MTSA or this Clause shall be for the Owners’ account, except as otherwise provided in this Charter Party.

(b) (i) The Charterers shall provide the Owners and the Master with their full style contact details and, upon request, any other information the Owners require to comply with the ISPS Code / MTSA. Where sub-letting is permitted under the terms of this Charter Party, the Charterers shall ensure that the contact details of all sub-Charterers are likewise provided to the Owners and the Master. Furthermore, the Charterers shall ensure that all sub-Charter Parties they enter into during the period of this Charter Party contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-Chartercrs are likewise provided to the Owners”.

(ii) Loss, damages, expense or delay (excluding consequential loss, damages, expense or delay) caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers’ account, except as otherwise provided in this Charter Party.

(c) Notwithstanding anything else contained in this Charter Party all delay, coste or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, vessel escorts, security fees or taxes and inspections, shall be for the Charterers’ account, unless such costs or expenses result solely from the negligence of the Owners, Master or crew. All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners’ account.

(d) If either party makes any payment which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.

Footnote: This Clause replaces previously published ISPS Clause for Time Charter Parties AND the US Security Clause for Time Charter Parties, both of which are now officially withdrawn.

Clause 89

Deleted.

25

1st ORIGINAL

Harper Petersen & Co.

ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA

DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 90

Deleted.

Clause 91

Deleted.

Clause 92

Deleted.

Clause 93 - Ocean Routing Clause

The vessel shall be capable at all times during the currency of this Charter of steaming as per description.

The Charterers may in their option and their cost engage Ocean Routes or similar service to monitor the vessel’s course, position, speed, in order to maximize the vessel’s performance.

Master is to follow Ocean Routes or similar service’s suggestions concerning navigation but Master, at his reasonable discretion may not follow suggested route in which case he has to detail in log book the reasons for departing from them. Any deviation to be advised as soon as possible both Ocean Routes or similar service and to the Charterers stating reason. In the event of any discrepancy or dispute between deck log and ocean routes or similar service, an independent and mutually agreed weather routing company shall be appointed for verification.

Clause 94

It is understood and agreed that the current (at time of fixing) list of countries under the joint war committee hull war strikes, terrorism and related perils (JWC list) has been reviewed and accepted as allowed trading places for which Charterers are to pay the extra war risk premium (subject to Clause 35), such premium not exceed what is quoted by Lloyds London Underwriters and unless the vessel is not specifically excluded from trading such area(s) by Owners Trading Exclusions. Any new area(s) being added to the list (JWC list) after the vessel’s fixture has been concluded to be reviewed immediately and Owners to provide Charterers full co-operation unless vessel’s leading hull Underwriter specifically have excluded the specific area from trading even against any additional war risk premium. Owners’ war risk insurance is with Lloyds.

Clause 95

Owners agree to transit GoA/Suez and JWC area in Indian Ocean on most safe direct routing basis present prevailing conditions. Below BIMCO Piracy Clause to apply.

The Charterers will reimburse the Owners for the costs of security firm, extra crew bonus, insurances (such as extra WRI, LoH and K&R insurance) and hardening of the vessel against original invoices up to the amount of USD 35,000. However it is understood that the security of the vessel and responsibility for the security team remains at all times that of the Owners and Master. If during the charter period the actual costs of insurances, crew bonuses or guards in total exceed the lump sum amount payable by Charterers by more than 5%, Owners and Charterers shall agree to a reasonable increase of the lump sum payment in good faith. Same shall apply if due to new rules / regulations or union crew employment terms with regard to trading in piracy areas the actual costs should increase by more than 5%.

BIMCO Piracy Clause for Time Charter Parties 2009

26

1st ORIGINAL

Harper Petersen & Co.

ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA

DATED HAMBURG, 23rd SEPTEMBER 2015

(a)  The Vessel shall not be obliged to proceed or required to continue to or through, any port, place, area or zone, or any waterway or canal (hereinafter “Area”) which, in the reasonable judgement of the Master and/or the Owners, is dangerous to the Vessel, her cargo, crew or other persons on board the Vessel due to any actual, threatened or reported acts of piracy and/or violent robbery and/or capture/seizure (hereinafter “Piracy”), whether such risk existed at the time of entering into this charter party or occurred thereafter. Should the Vessel be within any such place as aforesaid which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(b)  If in accordance with sub-clause (a) the Owners decide that the Vessel shall not proceed or continue to or through the Area they must immediately inform the Charterers. The Charterers shall be obliged to issue alternative voyage orders and shall indemnify the Owners for any claims from holders of the Bills of Lading caused by waiting for such orders and/or the performance of an alternative voyage. Any time lost as a result of complying with such orders shall not be considered off-hire.

(c)  If the Owners consent or if the Vessel proceeds to or through an Area exposed to the risk of Piracy the Owners shall have the liberty:

(i)   to take reasonable preventative measures to protect the Vessel, her crew and cargo including but not limited to re-routeing within the Area, proceeding in convoy, using escorts, avoiding day or night navigation, adjusting speed or course, or engaging security personnel or equipment on or about the Vessel;

(ii)  to comply with the orders, directions or recommendations of any underwriters who have the authority to give the same under the terms of the insurance;

(iii) to comply with all orders, directions, recommendations or advice given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group, including military authorities, whatsoever acting with the power to compel compliance with their orders or directions; and

(iv) to comply with the terms of any resolution of the Security Council of the United Nations, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement; and the Charterers shall indemnify the Owners for any claims from holders of Bills of Lading or third parties caused by the Vessel proceeding as aforesaid, save to the extent that such claims are covered by additional insurance as provided in subclause (d)(iii).

(d)  Costs

(i)   If the Vessel proceeds to or through an Area where due to risk of Piracy additional costs will be incurred including but not limited to additional personnel and preventative measures to avoid Piracy, such reasonable costs shall be for the Charterers’ account. Any time lost waiting for convoys, following recommended routeing, timing, or reducing speed or taking measures to minimize risk, shall be for the Charterers’ account and the Vessel shall remain on hire;

(ii)  If the Owners become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then the actual bonus or additional wages paid shall be reimbursed to the Owners by the Charterers;

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1st ORIGINAL

Harper Petersen & Co.

ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA

DATED HAMBURG, 23rd SEPTEMBER 2015

(iii) If the underwriters of the Owners’ insurances require additional premiums or additional insurance cover is necessary because the Vessel proceeds to or through an Area exposed to risk of Piracy, then such additional insurance costs shall be reimbursed by the Charterers to the Owners;

(iv) All payments arising under Sub-clause (d) shall be settled within fifteen (15) days of receipt of Owners’ supported invoices or on redelivery, whichever occurs first.

(e)  If the Vessel is attacked by pirates any time lost shall be for the account of the Charterers and the Vessel shall remain on hire.

(f)   If the Vessel is seized by pirates the Owners shall keep the Charterers closely informed of the efforts made to have the Vessel released. The Vessel shall remain on hire throughout the seizure and the Charterers’ obligations shall remain unaffected, except that hire payments shall cease as of the ninety-first (91st) day after the seizure and shall resume once the Vessel is released. The Charterers shall not be liable for late redelivery under this Charter Party resulting from seizure of the Vessel by pirates.

(g)  If in compliance with this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfillment of this Charter Party. In the event of a conflict between the provisions of this Clause and any implied or express provision of the Charter

Clause 96

Deleted.

Clause 97 - Breaking I.N.L. Clause

The Charterers have the right to break International Navigation Limits with the Charterers giving due notice well in advance to the Owners. The Charterers to reimburse extra insurance thereby, which not exceeding Lloyds scale and are entitled to have the benefit of any discounts received by the Owners for such extra insurance, provided the Underwriters agree to hold the vessel covered.

Clause 98 - lce Clause

Deleted.

Clause 99 - Inspection Clause

The Charterers and/or their supercargo(es) and/or their representative(s) shall have free and unlimited access to the whole vessel including but not limited to bridge, holds, engine room, all vessels tanks including bunker, lubricating oil, sludge, ballast, water, freshwater tanks, except crew cabins, during the Charter period. Whenever required the Master must bring the vessel to an even trim to ensure correct bunker soundings. The Charterers and/or their supercargo(es) and/or their representative(s) to have free and unlimited access to the vessels deck and engine log books, radio logs, tank plans, calibration scales and/or other plans as requested and are allowed to make copies of same.

Clause 100

Should bottom cleaning become necessary at any time during the Charter as part of the vessels maintenance then the vessel shall be off-hire for any time thereby lost and all costs to be for Owners’ account.

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1st ORIGINAL

Harper Petersen & Co.

ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA

DATED HAMBURG, 23rd SEPTEMBER 2015

If the vessel is encountering prolonged stay, minimum twenty five (25) days in a port and/or at anchorage, and there is strong reason to believe that the vessels hull has acquired excessive marine growth affecting vessel’s speed/cons due to the stay at this specific port and/or anchorage, Owners are to arrange for a diver inspection in Charterers’ time and at Charterers’ expense. Should the result of this diver inspection indicate there is excessive marine growth on the hull, which is directly related to this specific port/anchorage stay, Owners to arrange underwater scrubbing of the hull in Charterers time and at Charterers’ expense, prior to vessels departure from the port or anchorage, if same can be done without unreasonable delay. If the underwater scrubbing is not available or cannot be carried out at the port in question, same to be carried out in Charterers time/expense in the next convenient port. Charterers agree not to claim for under performance of the vessel for the passage from the port/anchorage in question until underwater scrubbing is carried out, provided the under performance is directly related to the above specific port/anchorage stay.

Clause 101

BIMCO Bunker Fuel Sulphur Content Clause for Time Charter Parties 2005

(a) Without prejudice to anything else contained in this Charter Party, the Charterers shall supply fuels of such specifications and grades to permit the Vessel, at all times, to comply with the maximum sulphur content requirements of any emission control zone when the Vessel is ordered to trade within that zone. The Charterers also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Charterers to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI, including the Guidelines in respect of sampling and the provision of bunker delivery notes. The Charterers shall indemnify, defend and hold harmless the Owners in respect of any loss, liability, delay, fines, costs or expenses arising or resulting from the Charterers’ failure to comply with this Sub-clause (a).

(b)  Provided always that the Charterers have fulfilled their obligations in respect of the supply of fuels in accordance with Sub-clause (a), the Owners warrant that:

(i)   the Vessel shall comply with Regulations 14 and 18 of MARPOL Annex VI and with the requirements of any emission control zone; and

(ii)  the Vessel shall be able to consume fuels of the required sulphur content when ordered by the Charterers to trade within any such zone. Subject to having supplied the Vessel with fuels in accordance with Sub-clause (a), the Charterers shall not otherwise be liable for any loss, delay, fines, costs or expenses arising or resulting from the Vessel’s failure to comply with Regulations 14 and 18 of MARPOL Annex VI.

(c)  For the purpose of this Clause, “emission control zone” shall mean zones as stipulated in MARPOL Annex VI and/or zones regulated by regional and/or national authorities such as, but not limited to, the EU and the US Environmental Protection Agency.

Clause 102 - OFAC Clause

1.0 The Owners warrant and undertake that throughout the currency of this Charter Party:

29

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

1.1 The vessel shall not be named on the list of special designated nationals and blocked persons (the “SDN List”) as published and amended from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); and

1.2 The vessel’s registered Owner shall not be named on the SDN List; and

1.3 The vessel shall not be owned, chartered, operated or controlled by any person or entity named on the SDN List; and

1.4 The vessel shall not be flagged or registered by a country that is subject to the U.S. Sanctions Laws administered by OFAC from time to time (The “U.S. SANCTIONS”) and acceptance of the vessel by Charterers shall not constitute a violation of US sanctions; and

1.5 The vessel shall not be owned or chartered by a person or entity that is registered, constituted or organized in, or that is a citizen or resident of or located in, a country that is subject to the U.S. sanctions and acceptance or trading of the vessel by Charterers would constitute a violation of US sanctions; and

1.6 Acceptance and trading of the vessel by the Charterers throughout the Charter Party duration shall not constitute a violation of any sanctions laws of the United Nations, the United Kingdom, the European Union, the United States of America, by the Charterers as if it were subject to such sanctions laws, all as amended from time to time.

2.0 Should at any time during this Charter Party Owners be in breach of any of the provisions and/or warranties contained in this clause, then;

2.1 Owners shall indemnify the Charterers against any Josses or damages whatsoever resulting, and

2.2 Charterers shall have the right to immediately cancel the Charter Party.

3.0 The Charterers warrant and undertake that throughout the currency of this Charter Party;

3.1 The Charterers shall not be named on the list of special designated nationals and blocked persons (the “SDN List”) as published and amended from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); and

3.2 The vessel shall not be chartered, operated or controlled by any person named on the SDN List; and

3.3 The vessel shall not be chartered by a person or entity that is registered, constituted or organised in, or that is a citizen or resident of or located in, a country that is subject to the US sanctions.

4.0 Should at any time during this Charter Party Charterers be in breach of any of the provisions and/or warranties contained in this clause, then:

4.1 Charterers shall indemnify the Owners against any losses or damages whatsoever resulting, and

4.2 Owners shall have the right to immediately cancel the Charter Party.

30

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 103 - Slow Steaming Clause

Notwithstanding anything else in this Charter Party is the following clause only applicable when the vessel is ordered by Charterers to operate at 50% MCR or lower.

The Charterers may at their discretion provide, in writing to the Master, instructions to reduce speed or RPM (main engine Revolutions Per Minute) and/or instructions to adjust the Vessel’s speed to meet a specified time of arrival at a particular destination.

(i)	Where the Charterers give instructions to the Master to adjust the speed or RPM, regardless of whether this results in the engine(s) operating above or below the cut-in point of the Vessel’s engine(s) auxiliary blower(s), the Master shall, subject always to the Master’s obligations in respect of the safety of the Vessel, crew and cargo and the protection of the marine environment, comply with such written instructions, provided that such instructions will not result in the Vessel’s engine(s) and/or equipment operating outside the manufacturers’/designers’ recommendations as published from time to time. If the manufacturers’/designers’ recommendations issued subsequent to the date of this Charter Party require additional physical modifications to the engine or related equipment or require the purchase of additional spares or equipment, the Master shall not be obliged to comply with these instructions.

(ii)	It is recognized that low load engine operation shall result in savings on cylinder as well as system lubrication oils. It is however also acknowledged by Charterers that low load engine operation may necessitate more frequent cleaning of turbo chargers, the vessels exhaust system as well as the economizer and will result in more wear and tear of auxiliary blowers necessitating that Owners keep an extra piece of auxiliary blower incl. impeller, gasket and electronic motor onboard. Charterers shall reimburse owners directly related and documented extra cost and time incurred due to additional maintenance and/or excessive wear and tear resulting from low load operation, provided that the recommendations and procedures of the engine manufacturers have been followed at all times.

(iii)	In case any of the auxiliary blower spares have been used as replacement low load operation might have to be suspended until the used spare part is replenished. The costs of replacement of spare parts supplied by Owners, including costs of transport and installation/fitting to be borne by Charterers.

(iv)	After a maximum of 3 consecutive days of slow steaming the engine is to be operated at a load of min 50% MCR or as deemed necessary to achieve a suitable cleaning of the ancillary equipment for a minimum of 2 hours.

Clause 104

Deleted.

Clause 105

Owners confirm that the vessel will have on board all certificates and will provide all documents required by port authorities at Abu Dhabi / AI Jubail / Bahrain, and will comply with all updated port regulations to this effect required by local agents and port authorities.

31

1st ORIGINAL

Harper Petersen & Co.
ship brokers since 1943

RIDER TO CHARTER PARTY
MV E.R. BAVARIA
DATED HAMBURG, 23rd SEPTEMBER 2015

Clause 106 - BIMCO Radioactivity Clause

(a) the vessel shall not be obliged to proceed or required to continue to or through or remain at, any port, place, area or zone, or any waterway or canal (hereinafter “area”) which may expose the vessel, her cargo, crew or other persons on board the vessel to danger from levels of ionizing radiations from or contamination by radioactivity from any nuclear fuel, nuclear waste or from the combustion of nuclear fuel, or the radioactive, toxic, explosive or other hazardous or contaminating properties of any nuclear installation, reactor or other nuclear assembly or component thereof (hereinafter “radioactivity”) determined by a competent local, national or international authority (including but not limited to the International Atomic Energy Authority and the world health organization) to be harmful to human health.

(b) If in accordance with sub-clause (a) the Owners decide that the vessel shall not proceed or continue to or through or remain in the area they must immediately inform the Charterers. The Charterers shall be obliged to issue alternative voyage orders and shall indemnify the Owners for any claims from holders of the Bills of Lading caused by waiting for such orders and/or the performance of an alternative voyage. Any time lost as a result of waiting for or complying with such orders shall not be considered off-hire.

(c) The vessel shall have liberty to comply with all orders, directions, recommendations or advice of competent authorities and/or the flag state of the vessel in respect of arrival, routes, ports of call, destinations, discharge of cargo, delivery, or in any other way whatsoever.

(d) The Charterers warrant that they shall not load cargoes and/or empty containers and/or supply bunkers that have levels of radioactivity in excess of normal background radiation levels for the area. The Owners, at their discretion, may arrange for a radioactive survey by an independent qualified Surveyor, at the Charterers’ cost, expense and time. If the level of radioactivity in the cargoes, empty containers and/or bunkers is determined by the Surveyor to exceed normal background levels, the Owners shall have the right to refuse to load such cargoes, empty containers and/or bunkers.

(e) Any delays arising out of measures taken by port authorities to screen the vessel for radiation either in the countries affected by radioactivity or at subsequent ports of call shall be for the Charterers’ account. Any time lost as a result of complying with such screening shall not be considered off-hire.

(f) If in compliance with this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfillment of this Charter Party. In the event of a conflict between the provisions of this Clause and any implied or express provision of the Charter Party, this Clause shall prevail to the extent of such conflict, but no further.

Clause 107

To offset general errors / omissions, Owners to give Charterers minimum 3 (three) banking days written notice, in case of delayed hire payment, before exercising their right under this contract. When so rectified within those 3 (three) banking days following Owners’ notice, the payment shall stand as regular and punctual and Owners will not withdraw the vessel.

Clause 108

Deleted.

+     +     +

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